Exhibit 4.24

EXECUTION COPY

TERMINATION AGREEMENT

This Termination Agreement (as the same may be amended, supplemented or otherwise modified from time to time in writing by the parties hereto, this “Agreement”) is entered into as of June 14, 2006, among Vanguard Car Rental USA Inc., a Delaware corporation (“Vanguard”). Vanguard SPE I, Inc., a Delaware corporation (“Vanguard SPE”), Alamo Financing L.P., a special purpose limited partnership established under the laws of Delaware (“AFLP”). National Car Rental Financing Limited Partnership, a special purpose limited partnership established under the laws of Delaware (“NFLP”). General Motors Acceptance Corporation, a Delaware corporation (“GMAC”). as Series 2003-2 Note Purchaser (in such capacity, the “Series 2003-2 Note Purchaser”), and The Bank of New York, a New York banking corporation, as trustee (the ‘Trustee”).

WHEREAS, Vanguard SPE has issued a Series 2003-2 Note pursuant to the Series 2003-2 Supplement, dated as of October 14, 2003 (as amended to date, the “Series 2003-2 Supplement”), by and between the Trustee and Vanguard SPE, supplementing the Base Indenture dated as of October 14, 2003 (as amended to date, the “Base Indenture”), by and between Vanguard SPE, as Issuer and The Bank of New York, as Trustee;

WHEREAS, Vanguard has issued a Demand Note pursuant to the Series 2003-2 Supplement to the Base Indenture;

WHEREAS, AFLP has issued a Series 2003-2 Note pursuant to the Series 2003-2 Supplement, dated as of October 14, 2003 (as amended to date, the “AFLP Series 2003-2 Supplement”), by and between the Trustee and AFLP, supplementing the Base Indenture dated as of October 14, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “AFLP Base Indenture”), by and between AFLP, as Issuer and The Bank of New York, as Trustee;

WHEREAS, Vanguard has issued a Demand Note pursuant to the AFLP Series 2003-2 Supplement to the AFLP Base Indenture (the “AFLP Demand Note”);

WHEREAS, Vanguard has issued a Subordinated Note pursuant to the AFLP Series 2003-2 Supplement to the AFLP Base Indenture (the “AFLP Subordinated Note”);

WHEREAS, NFLP has issued a Series 2003-2 Note pursuant to the Series 2003-2 Supplement, dated as of October 14, 2003 (as amended to date, the “NFLP Series 2003-2 Supplement”), by and between the Trustee and NFLP, supplementing the Base Indenture dated as of October 14, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “NFLP Base Indenture”), by and between NFLP, as Issuer and The Bank of New York, as Trustee;

WHEREAS, Vanguard has issued a Demand Note pursuant to the NFLP Series 2003-2 Supplement to the NFLP Base Indenture (the “NFLP Demand Note”);

WHEREAS, Vanguard has issued a Subordinated Note pursuant to the NFLP Series 2003-2 Supplement to the NFLP Base Indenture (the “NFLP Subordinated Note”);

WHEREAS, AFLP and Vanguard have entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of October 14, 2003 (as amended to date the “AFLP Master Motor Vehicle Lease and Servicing Agreement”);

WHEREAS, NFLP and Vanguard have entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of October 14, 2003 (as amended to date the “NFLP Master Motor Vehicle Lease and Servicing Agreement”);

WHEREAS, the parties hereto have entered into various Group VI Related Documents in connection with the Series 2003-2 Supplement;

WHEREAS, the parties to that certain Series 2003-2 Note Purchase Agreement, dated as of October 14, 2003 (as amended to date the “Series 2003-2 Note Purchase Agreement”), among Vanguard SPE, as Seller, Vanguard, as Servicer, and GMAC, as Series 2003-2 Note Purchaser, desire to terminate the Series 2003-2 Note Purchase Agreement and the Commitment thereunder on the Termination Date (as defined herein);

WHEREAS, the parties hereto desire to terminate the Series 2003-2 Supplement, the Series 2003-2 Note, the Demand Note, the AFLP Series 2003-2 Supplement, the AFLP Series 2003-2 Note, the AFLP Demand Note, the AFLP Subordinated Note, the AFLP Master Motor Vehicle Lease and Servicing Agreement, the NFLP Series 2003-2 Supplement, the NFLP Series 2003-2 Note, the NFLP Demand Note, the NFLP Subordinated Note and the NFLP Master Motor Vehicle Lease and Servicing Agreement in connection with the termination of the Series 2003-2 Note Purchase Agreement, as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Series 2003-2 Supplement or, if not defined therein, shall have the meanings specified in the Base Indenture.

2.             Termination of the Series 2003-2 Note Purchase Agreement. Pursuant to Section 2.05 of the Series 2003-2 Note Purchase Agreement, each of Vanguard SPE, Vanguard, and GMAC, hereby agrees that upon receipt by the Trustee of $406,324,826.76 (the “Payoff Amount”) in immediately available funds by wire transfer, which funds represent all principal, interest, fees and other amounts owing under the Series 2003-2 Note Purchase Agreement, the Series 2003-2 Note Purchase Agreement will be terminated. The date of such receipt of the Payoff Amount by the Trustee is herein referred to as the “Termination Date”.

The Trustee and the Series 2003-2 Note Purchaser hereby acknowledge that upon payment of the amounts referenced in this Section 2 there will be no other amounts due or owing from Vanguard SPE or Vanguard in respect of the Series 2003-2 Note or the documents delivered in connection therewith (other than the Base Indenture).

Notwithstanding the provisions of this Section 2, the Series 2003-2 Note Purchaser hereby agrees to make an interest rate rebate payment to Vanguard SPE, in the amount of $4,010,979.52, in immediately available funds by wire transfer, on or prior to June 30, 2006.

3.             Termination of the Series 2003-2 Supplement to the Base Indenture. Pursuant to Section 9.1 of the Series 2003-2 Supplement to the Base Indenture, each of Vanguard SPE and the Trustee hereby agrees that, upon receipt of the Payoff Amount by the Trustee, the Series 2003-2 Supplement to the Base Indenture shall be terminated as of the Termination Date.

4.             Termination of the Series 2003-2 Notes. The Series 2003-2 Note Purchaser, and the Trustee hereby agree that, upon receipt of the Payoff Amount by the Trustee, all of the obligations of Vanguard SPE with respect to each Series 2003-2 Note will have been fully paid and satisfied and that simultaneously with the termination of the Series 2003-2 Supplement to the Base Indenture, each Series 2003-2 Note will be deemed terminated and shall be surrendered by the Series 2003-2 Note Purchaser to the Trustee in accordance with the terms of the Series 2003-2 Supplement and the Base Indenture.

5.             Termination of the Demand Note. Vanguard SPE, Vanguard and the Trustee hereby agree that on the Termination Date the Demand Note shall be returned to Vanguard and all of the obligations of Vanguard under the Demand Note shall be deemed fully paid and satisfied and the Demand Note shall be deemed terminated.

6.             Termination of the AFLP Series 2003-2 Supplement to the AFLP Base Indenture. AFLP and the Trustee hereby agree that, on the Termination Date the AFLP Series 2003-2 Supplement to the AFLP Base Indenture shall be terminated and all of the obligations of the parties thereto under the AFLP Series 2003-2 Supplement to the AFLP Base Indenture shall be deemed fully paid and satisfied as of the Termination Date.

7.             Termination of the AFLP Series 2003-2 Notes. AFLP, and the Trustee hereby agree that on the Termination Date, all of the obligations of AFLP with respect to each AFLP Series 2003-2 Note will be deemed fully paid and satisfied and that simultaneously with the termination of the AFLP Series 2003-2 Supplement to the AFLP Base Indenture, each AFLP Series 2003-2 Note will be terminated and shall be surrendered by the Trustee to AFLP.

8.             Termination of the AFLP Demand Note. Vanguard, AFLP and the Trustee hereby agree that on the Termination Date the AFLP Demand Note shall be returned to Vanguard and all of the obligations of Vanguard under the AFLP Demand Note shall be deemed fully paid and satisfied and the AFLP Demand Note shall be deemed terminated.

9.             Termination of the AFLP Subordinated Note. Vanguard and AFLP hereby agree that on the Termination Date the AFLP Subordinated Note shall be returned to Vanguard and all of the obligations of Vanguard under the AFLP Subordinated Note shall be deemed fully paid and satisfied and the AFLP Subordinated Note shall be deemed terminated.

10.           Termination of the AFLP Master Motor Vehicle Lease and Servicing Agreement. AFLP and Vanguard hereby agree that, on the Termination Date the AFLP Master Motor Vehicle Lease and Servicing Agreement shall be terminated and all of the obligations of the parties thereto under the AFLP Master Motor Vehicle Lease and Servicing Agreement shall be deemed fully paid and satisfied as of the Termination Date.

11.           Termination of the NFLP Series 2003-2 Supplement to the NFLP Base Indenture. NFLP and the Trustee hereby agree that, on the Termination Date the NFLP Series 2003-2 Supplement to the NFLP Base Indenture shall be terminated and all of the obligations of the parties thereto under the NFLP Series 2003-2 Supplement to the NFLP Base Indenture shall be deemed fully paid and satisfied as of the Termination Date.

12.           Termination of the NFLP Series 2003-2 Notes. NFLP, and the Trustee hereby agree that on the Termination Date, all of the obligations of NFLP with respect to each NFLP Series 2003-2 Note will be deemed fully paid and satisfied and that simultaneously with the termination of the NFLP Series 2003-2 Supplement to the NFLP Base Indenture, each NFLP Series 2003-2 Note will be terminated and shall be surrendered by the Trustee to NFLP.

13.           Termination of the NFLP Demand Note. Vanguard, NFLP and the Trustee hereby agree that on the Termination Date the NFLP Demand Note shall be returned to Vanguard and all of the obligations of Vanguard under the NFLP Demand Note shall be deemed fully paid and satisfied and the NFLP Demand Note shall be deemed terminated.

14.           Termination of the NFLP Subordinated Note. Vanguard and NFLP hereby agree that on the Termination Date the NFLP Subordinated Note shall be returned to Vanguard and all of the obligations of Vanguard under the NFLP Subordinated Note shall be deemed fully paid and satisfied and the NFLP Subordinated Note shall be deemed terminated.

15.           Termination of the NFLP Master Motor Vehicle Lease and Servicing Agreement. NFLP and Vanguard hereby agree that, on the Termination Date the NFLP Master Motor Vehicle Lease and Servicing Agreement shall be terminated and all of the obligations of the parties thereto under the NFLP Master Motor Vehicle Lease and Servicing Agreement shall be deemed fully paid and satisfied as of the Termination Date.

16.           Execution in Counterparts. THIS AGREEMENT MAY BE EXECUTED BY THE PARTIES HERETO IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH SHALL CONSTITUTE TOGETHER BUT ONE AND THE SAME AGREEMENT.

17.           Waiver of Notices. Except as otherwise provided herein the parties to this Agreement agree that all the notices to which they are entitled under the documents referenced in this Agreement shall be hereby waived.

18.           Governing Law. This Agreement shall be deemed to be a contract made under and governed by the internal laws of the State of New York.

19.           Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of day and year first above written.

VANGUARD SPE I INC.

By:	/s/ Jill A. Gordon
Name:		Jill A. Gordon
Title:		Vice President

VANGUARD CAR RENTAL USA INC.

By:	/s/ Gerard J. Kennell
	Name:	Gerard J. Kennell
	Title:	Senior Vice President and
Treasurer

GENERAL MOTORS
ACCEPTANCE CORPORATION

By:	/s/ J. G. Mcleod
	Name:	J. G. MELEOD
	Title:	VICE PRESIDENT

ALAMO FINANCING L.P.

By: ALAMO FINANCING L.L.C.,
its General Partner

By:	/s/ Jill A. Gordon
	Name:	Jill A. Gordon
	Title:	Vice President

Termination Agreement

NATIONAL CAR RENTAL
FINANCING LIMITED
PARTNERSHIP

By: NATIONAL CAR RENTAL
FINANCING CORPORATION, its
General Partner

By:	/s/ Jill A. Gordon
	Name:	Jill A. Gordon
	Title:	Vice President

Termination Agreement

ACKNOWLEDGED AND AGREED TO BY:

THE BANK OF NEW YORK, as Trustee

By:	/s/ John Bobko
	Name:	JOHN BOBKO
	Title:	VICE PRESIDENT

Termination Agreement